As filed with the Securities and Exchange Commission on March 20, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

MONTE ROSA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-3766197
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

321 Harrison Avenue, Suite 900

Boston, Massachusetts 02118

(Address of Principal Executive Offices)

Monte Rosa Therapeutics, Inc. 2021 Stock Option and Incentive Plan

Monte Rosa Therapeutics, Inc. 2021 Employee Stock Purchase Plan

(Full Title of the Plans)

Markus Warmuth, M.D.

President and Chief Executive Officer

Monte Rosa Therapeutics, Inc.

321 Harrison Ave, Suite 900

Boston, Massachusetts 02118

(617) 949-2643

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert E. Puopolo, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Statement of Incorporation by Reference

This Registration Statement on Form S-8 is filed to register the offer and sale of (i) an additional 3,075,372 shares of the Registrant’s common stock, $0.0001 par value per share, to be issued under the Registrant’s 2021 Stock Option and Incentive Plan and (ii) an additional 439,849 shares of the Registrant’s common stock, $0.0001 par value per share, to be issued under the Registrant’s 2021 Employee Stock Purchase Plan. This Registration Statement incorporates by reference the contents of the registration statements on Form S-8, File No. 333-257406, filed by the Registrant on June 25, 2021, File No. 333-263953, filed by the Registrant on March 29, 2022, File No. 333-270607, filed by the Registrant on March 16, 2023, and File No. 333-277929, filed by the Registrant on March 14, 2024, and the registration relating to the Registrant’s 2021 Stock Option and Incentive Plan and 2021 Employee Stock Purchase Plan pursuant to General Instruction E.

Part II

Information Required in the Registration Statement

Item 8.	Exhibits.

See the Exhibit Index below for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1

Fourth Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40522) filed with the Securities and Exchange Commission on June 28, 2021).

4.2

Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-40522) filed with the Securities and Exchange Commission on June 14, 2023).

4.3

Amended and Restated By-laws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-40522) filed with the Securities and Exchange Commission on June 28, 2021).

4.4

Second Amended and Restated Investors’ Rights Agreement among the registrant and certain of its stockholders, dated March 11, 2021 (Incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-256773)).

4.5

Description of Securities (incorporated by reference to Exhibit 4.2 of the Registrant’s Annual Report on Form 10-K (File No. 001-40522) filed with the Securities and Exchange Commission on March 24, 2024).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page to this registration statement).

99.1

2021 Stock Option and Incentive Plan and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.2 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-256773)).

99.2	2021 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.3 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-256773)).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 20th day of March, 2025.

MONTE ROSA THERAPEUTICS, INC.

By:	/s/ Markus Warmuth
Markus Warmuth President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints Markus Warmuth as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

Name	Title	Date

/s/ Markus Warmuth	President, Chief Executive Officer and Director (Principal Executive Officer and Principal Financial Officer)	March 20, 2025
Markus Warmuth

/s/ Edmund Dunn	SVP, Corporate Controller (Principal Accounting Officer)	March 20, 2025
Edmund Dunn

/s/ Andrew Schiff	Chairman and Director	March 20, 2025
Andrew Schiff

/s/ Ali Behbahani	Director	March 20, 2025
Ali Behbahani

/s/ Kimberly L. Blackwell	Director	March 20, 2025
Kimberly L. Blackwell

/s/ Chandra P. Leo	Director	March 20, 2025
Chandra P. Leo

/s/ Christine Siu	Director	March 20, 2025
Christine Siu

/s/ Jan Skvarka	Director	March 20, 2025
Jan Skvarka

/s/ Anthony Manning	Director	March 20, 2025
Anthony Manning

/s/ Eric A. Hughes	Director	March 20, 2025
Eric A. Hughes